UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 5, 2013, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of February 22, 2013, 34,961,660 shares of Kforce’s Common Stock were outstanding and entitled to vote. Of this amount, 33,098,521 shares, representing approximately 94.67% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.

The following table sets forth the votes cast with respect to each of these matters:

MATTER		FOR	WITHHOLD	BROKER NON-VOTES
(1)	Elect three Class I Directors to hold office for a three-year term expiring in 2016
	Elaine D. Rosen	29,856,921	1,556,906	1,684,694
	Ralph E. Struzziero	26,866,408	4,547,419	1,684,694
	Howard W. Sutter	28,706,634	2,707,193	1,684,694

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2)	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2013	31,489,887	1,603,744	4,890	—

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3)	Approve Kforce’s executive compensation	30,512,174	894,309	7,344	1,684,694

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4)	Approve the Kforce Inc. 2013 Stock Incentive Plan	24,812,606	5,788,789	812,432	1,684,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

April 8, 2013	By:	/s/ DAVID M. KELLY

David M. Kelly,
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

April 8, 2013	By:	/s/ JEFFREY B. HACKMAN

Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)